Exhibit 99.1

14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces Fiscal Third Quarter Results
Revenues Increase by 40%; Company Continues to Invest in New Technology

Herndon, VA—September 12, 2005 — SteelCloud, Inc. (Nasdaq: SCLD), a leading supplier of ready-to-deploy server appliances, security solutions and professional IT services, today announced financial results for its 2005 fiscal third quarter, which ended July 31, 2005. Revenues for the quarter were $9,209,240, a 40% increase compared to $6,600,296 in fiscal third quarter of 2004. The fiscal 2005 third quarter net income was $21,087 compared to a net loss of $1,076,927 in the third quarter of 2004. Net income per share was $.01 compared to a loss of $.08 per share in 2004.

Nine-month, year-to-date revenues totaled $27,956,871, an increase of 69% over the first nine months of 2004. Net income for the nine-month period totaled $803,689 compared to a loss of $2,998,955 for 2004. Year-to-date gross margins (as a percentage of revenue) was approximately 26%, an increase from 22% over the same period in 2004.

“Revenue results for the nine months and third quarter are encouraging and a significant improvement year-over-year,” said Thomas P. Dunne, SteelCloud Chairman and CEO. “The balance sheet is the strongest in the company’s history and will provide the resources necessary to execute our business plan.  Although revenues and profits are up, margins quarter-over-quarter, did not meet the company’s plan.  The margins are attributable to product mix and not price pressure in any given business lines.  In the upcoming months we will address margin improvement in each of our business lines.”

Mr. Dunne went on to say, “We continue to invest in SteelCloud intellectual property with our Audit Compliance System (ACS) and new software for our server appliances. The investments are being made now to fuel future revenue growth, improve gross profits, and grow our intellectual property base.”

Fiscal 2005 Third Quarter Highlights:

•	Cash balance in Q3 increased by approximately $2.1 million from Q2. The Company ended the quarter with over $8,000,000 in cash. The company has generated approximately $5 million in cash year-to-date in FY2005.

•	Revenues in Q3 grew approximately 40% compared to the third quarter 2004. Revenues increased by 69% compared to the same nine-month period in 2004.

•	Lockheed Martin awarded SteelCloud its STAR Supplier Award. The Company also received an award for its outstanding efforts on one of Lockheed Martin’s United States Postal Service programs.

•	New technology investments included:

•	Continuing research and development on the SteelCloud Audit Compliance System (ACS).

•	Work on the Company's new Blade Server initiative for which the Company received its first order in Q3.

•	Developing proprietary appliance software that allows for seamless installation and configuration of Microsoft Windows-based application software. This SteelCloud software will be delivered in a server/appliance platform for a new OEM customer in the Company’s fiscal 4th quarter.

•	On September 22 and 23, the Company will be demonstrating its new Audit Compliance System (ACS) at the Metropolitan Pavilion in New York City.

As previously announced, the Company will hold a telephone conference call at 10:00 a.m. EDT on Tuesday, September 13, 2005, to discuss the release. Thomas P. Dunne, SteelCloud Chairman and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 1-800-381-2652; for international calls dial 1-312-461-9296 and reference SteelCloud. A recording of the earnings will be available until 11:59 p.m., September 23, 2005 and will be accessible by dialing 1-800-839-6713 (USA) or 1-402-220-2306 (International) and keying in 7351309.

About SteelCloud

SteelCloud is a leading provider of ready-to-deploy server appliances, security solutions and professional IT services. The Company’s ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud’s Security Solutions Group delivers network security solutions in the form of security software, appliances, and professional services. In addition, the Company’s Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 18-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company’s stock; and the risk factors set forth from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

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STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEET

	October 31, 2004	July 31, 2005

		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,108,941	$8,096,802
Accounts receivable, net	9,532,770	4,832,752
Inventory, net	3,629,685	1,031,819
Prepaid expenses and other current assets	307,427	301,138
Deferred contract cost	40,085	65,507

Total current assets	16,618,908	14,328,018
Property and equipment, net	454,928	1,345,956
Equipment on lease, net	373,590	449,691
Goodwill and other intangible assets, net	4,687,105	4,600,770
Deferred tax asset	400,000	400,000
Other assets	196,244	128,407

Total assets	$22,730,775	$21,252,842

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,866,079	$2,291,282
Accrued expenses	1,441,350	1,547,060
Notes payable, current	71,176	44,397
Unearned revenue	373,017	327,422

Total current liabilities	6,751,622	4,210,161
Notes payable, long-term	120,660	66,845
Other	20,083	95,867

Total long-term liabilities	140,743	162,712
Stockholders' equity
Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares issued and outstanding at October 31, 2004 and July 31, 2005	—	—
Common stock, $.001 par value: 50,000,000 shares authorized, 14,213,514 and 14,421,862 shares issued at October 31, 2004 and July 31, 2005, respectively	14,214	14,422
Additional paid in capital	50,934,453	51,172,115
Treasury stock, 400,000 shares at October 31, 2004 and July 31, 2005, respectively	(3,432,500)	(3,432,500)
Accumulated deficit	(31,677,757)	(30,874,068)

Total stockholders' equity	15,838,410	16,879,969

Total liabilities and stockholders' equity	$22,730,775	$21,252,842

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2004	2005	2004	2005

Revenues
Products	$5,566,452	$8,457,362	$13,498,126	$25,605,314
Services	1,033,844	751,878	3,057,631	2,351,557

Total revenues	6,600,296	9,209,240	16,555,757	27,956,871

Cost of revenues
Products	4,844,877	6,506,637	10,985,035	19,138,182
Services	615,674	553,451	1,901,651	1,615,767

Total cost of revenues	5,460,551	7,060,088	12,886,686	20,753,949

Gross profit	1,139,745	2,149,152	3,669,071	7,202,922

Selling and marketing	646,786	450,061	1,631,601	1,259,654
Research and product development	161,694	208,405	437,111	599,700
General and administrative	1,367,304	1,451,026	4,570,071	4,475,820
Amortization of other intangible assets	51,933	28,778	51,933	86,335

(Loss) income	(1,087,972)	10,882	(3,021,645)	781,413

Interest (income), net	(11,045)	(10,205)	(22,690)	(22,276)

Net (loss) income from operations	$(1,076,927)	21,087	(2,998,955)	803,689

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.08)	$0.01	$(0.22)	$0.06
Diluted (loss) earnings per share	$(0.08)	$0.01	$(0.22)	$0.06

Weighted-average shares outstanding, basic	13,646,284	13,981,101	13,447,135	13,899,857
Weighted-average shares outstanding, diluted	13,646,284	14,581,143	13,447,135	14,481,124